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                                                                   EXHIBIT 10.65

                        OLD DOMINION ELECTRIC COOPERATIVE
                        ---------------------------------

                          EXECUTIVE SEVERANCE AGREEMENT
                          -----------------------------

         This Severance Agreement ("Agreement") dated as of January 1, 2000, between Old Dominion Electric Cooperative (the "Cooperative"), a Virginia utility aggregation cooperative, and K. N. Kappatos (the "Executive").

1.       Purpose
         -------

         The Cooperative considers maintenance of a sound and vital management to be essential to the best interests of the Cooperative and its Members. In this connection, the Board has determined that the Executive can best perform his duties, without distraction, if he, through the security of a severance agreement, is adequately provided for in the event that his employment is terminated, without cause (as defined herein) during the term of this Agreement. In addition, the Cooperative recognizes that the possibility of a Change in Control (as defined herein) may arise and that such possibility, and the uncertainty it may raise may result in the departure or distraction of the Executive to the detriment of the Cooperative and its Members. Accordingly, the Board of Directors of the Cooperative (the "Board") has determined that appropriate steps should be taken to encourage the continued dedication of the Executive to his assigned duties without distraction arising from the possibility of a Change in Control of the Cooperative. In particular, the Board believes it important, should the Cooperative or its Members receive a proposal for transfer of control of the Cooperative, that the Executive be able to advise the Board whether such proposal would be in the best interests of the Cooperative and its Members and to take such other action regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of the Executive's own situation.

         The execution of this Agreement is an integral element of the employment relationship between the Cooperative and the Executive and the Executive's agreement to remain in the employment of the Cooperative. However, nothing in this Agreement shall be construed as creating an express or implied contract of employment AND except as otherwise agreed in writing between the Executive and the Cooperative, the Executive shall not have any right to be retained in the employ of the Cooperative.

2.       Term of Agreement
         -----------------

         This Agreement shall commence on the date hereof (the "Commencement Date") and shall continue in effect until the fifth anniversary of the Commencement Date;
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provided, however, that commencing on the fifth anniversary of the Commencement
Date and on each anniversary of the Commencement Date thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least one year prior to such anniversary date, the Cooperative or the Executive shall have given notice that this Agreement shall not be extended; and provided further that, notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of 24 months after a Change in Control of the Cooperative if such Change in Control shall have occurred while this Agreement is in effect.

3.       Change in Control
         -----------------

         For all purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events or circumstances subsequent to the date of this Agreement, it being agreed that no circumstance or event occurring on or before the date of this Agreement shall constitute a Change in Control:

         (a) There occurs any acquisition, merger or consolidation of the Cooperative, by, with or into any other corporation (other than a subsidiary or affiliate of the Cooperative or its Members) and individuals who are directors of the Cooperative immediately prior to the time the agreement of acquisition, merger or consolidation is executed shall fail to constitute a majority of the board of directors of the survivor or successor Cooperative at any time after consummation of the transaction; or

         (b) During a period of two consecutive years immediately following the execution date of this Agreement, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election or nomination for election by the Cooperative's Members of each new Cooperative director was approved by a majority vote of the Member directors still in office who were directors at the beginning of the period; or

         (c) There occurs a sale or disposition by the Cooperative of all or substantially all of the Cooperative's assets and individuals who are directors of the Cooperative immediately prior to the time the agreement of sale or disposition is executed shall fail to constitute a majority of the board of directors of the Cooperative at any time after consummation of the transaction; or

         No Change in Control shall be deemed to have occurred for purposes of this Agreement, and provided that none of the events in (a), (b), and (c) above have occurred, by virtue of any event or transaction relating to a merger, consolidation or similar transaction between the Cooperative and any other electric cooperative or with any other corporation, entity or group affiliated with an electric cooperative. The establishment of an alliance or alliances with one or more other entities shall not be considered a Change in Control for purposes of this Agreement unless one or more of the events in (a), (b) or (c) above have occurred.

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4.       Termination Following Change in Control
         ---------------------------------------

         If any of the events described in Section 3 hereof constituting a Change in Control of the Cooperative shall have occurred, the Executive shall be entitled to the benefits provided in Section 5 upon the termination of the Executive's employment with the Cooperative within twenty-four (24) months after such Change in Control, unless such termination is (a) because of death of the Executive, (b) by the Cooperative for Cause or Disability or (c) by the Executive for Good Reason (as all such capitalized terms are hereinafter defined).

         (a) Disability. Termination by the Cooperative of the Executive's employment based on "Disability" shall mean termination because of the Executive's inability to perform his duties with the Cooperative on a full time basis for 90 consecutive days or a total of at least 180 days in any calendar year as a result of the Executive's incapacity due to physical or mental illness (as determined by an independent physician selected by the Board of Directors of the Cooperative).

         (b)      Cause.  Termination by the Cooperative of the Executive's
                  -----
employment for "Cause" shall mean termination for:

                  (i) gross incompetence, gross negligence, willful misconduct in office, insubordination, or breach of fiduciary duty owed to the Cooperative or any subsidiary or affiliate of the Cooperative or its Members;

                  (ii) conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against the Cooperative or any subsidiary or affiliate of the Cooperative or its Members;

                  (iii) any material breach by the Executive of a material term of this Agreement, including without limitation material failure to perform of his assigned duties and responsibilities hereunder; or

                  (iv) deliberate dishonesty of the Executive with respect to the Cooperative or any subsidiary or affiliate of the Cooperative or its Members.

         (c) Good Reason. The Executive may terminate his employment with the
             -----------
Cooperative for Good Reason at any time within twenty-four (24) months after the date of a Change of Control and be entitled to compensation under Section 5 of this Agreement. For purposes of this Agreement, "Good Reason" shall mean termination based on:

                  (i) a determination by the Executive, in his reasonable judgment, that there has been a material adverse change in the Executive's status or position(s) as an executive officer of the Cooperative as in effect immediately prior to the Change in Control, including, without limitation, any material adverse change in his status or

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position as a result of a diminution in his duties or responsibilities or the assignment to the Executive of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of the Executive from, or any failure to reappoint or reelect the Executive to, such positions(s) (except in connection with the termination of the Executive's employment for Cause or Disability or as a result of the Executive's death or by the Executive other than for Good Reason)

                  (ii) a material reduction by the Cooperative in the Executive's base salary as in effect immediately prior to the Change in Control;

                  (iii) the failure by the Cooperative to continue in effect any Plan (as hereinafter defined) in which the Executive is participating at the time of the Change in Control of the Cooperative (or Plans providing the Executive with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Cooperative which would adversely affect the Executive's continued participation in any of such Plans on a substantially similar basis to the Executive as is the case on the date of the Change in Control, or which would materially reduce the Executive's benefits in the future under any of such Plans or deprive the Executive of any material benefit enjoyed by the Executive at the time of the Change in Control;

                  (iv) the failure by the Cooperative to provide and credit the Executive with the number of paid vacation days to which the Executive is then entitled in accordance with Cooperative's normal vacation policy as in effect immediately prior to the Change in Control;

                  (v) the Cooperative requiring the Executive to be based at any office that is greater than (50) miles from where the Executive's office is located immediately prior to the Change in Control, except for required travel on the Cooperative's business to an extent substantially consistent with the business travel obligations which the Executive undertook on behalf of the Cooperative prior to the Change in Control;

                  (vi) the failure by the Cooperative to obtain an agreement reasonably satisfactory to the Executive from any Successor (as defined in Section 6(a) hereof) to assume and agree to perform this Agreement; or

                  (vii) the failure by the Cooperative to pay to the Executive any portion of his compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Cooperative within 15 days of the date the Executive gives notice of such failure, without prior written consent of the Executive.

                  For purposes of this Agreement, "Plan" shall mean any compensation plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability,

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accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Cooperative intended to benefit employees, including the salary continuation plan currently in place for the Executive.

         (d) Notice of Termination. Any purported termination by the Cooperative or by the Executive following a Change in Control shall be communicated by a written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

5.       Compensation Upon Termination.
         -----------------------------

         (a) If during the term of this Agreement and prior to a Change in Control of the Cooperative, the Executive's employment by the Cooperative is terminated other than on account of the Executive's death and is terminated by the Cooperative other than for Cause, or Disability, the Executive shall be entitled to receive 1.5 times his base salary payable in 18 equal monthly installments following termination.

         (b) If, within 24 months after a Change in Control of the Cooperative has occurred, the Executive's employment by the Cooperative is terminated other than on account of the Executive's death and is terminated by the Cooperative other than for Cause, Disability or by the Executive for Good Reason, then the Cooperative shall pay to the Executive, no later than the fifteenth day following the date of termination, without regard to any contrary provisions of any Plan, the following:

                  (i) The Executive's base salary through the date of termination at the rate in effect immediately prior to the time a Notice of Termination is given, plus any benefits or awards which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to the Executive (including any amounts which previously had been deferred at the Executive's request).

                  (ii) A lump sum payment in cash in an amount equal to 2.99 times the Executive's base salary at the rate in effect immediately prior to the time a Notice of Termination is given.

                  (iii) In the event any payment or distribution by the Cooperative to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5(b)(iii) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Executive with respect to such excise tax (collectively, the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any income taxes and interest or penalties imposed with respect to such taxes) and the Excise Tax imposed on the Gross-Up Payment, the

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Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments. All determinations required to be made under this
Section 5(b)(iii) shall be made by the Cooperative's regular independent auditors as of the date of the Notice of Termination (the Accounting Firm). All fees and expenses of the Accounting Firm shall beborne solely by the Cooperative, and any determination by the Accounting Firm shall be binding upon the Cooperative and the Executive. Any Gross-Up Payment shall be paid to the Executive by the Cooperative within 15 days of the Cooperative's receipt of the Accounting Firm's determination.

         (c) If, within 24 months after a Change in Control of the Cooperative has occurred, the Executive's employment by the Cooperative is terminated other than on account of the Executive's death and is terminated by the Cooperative other than for Cause or Disability, or by the Executive for Good Reason, then the Cooperative shall maintain in full force and effect, for three years, at the sole cost of the Cooperative (except for the regular contributions of the Executive as described below, if any), for the continued benefit of the Executive and his dependents for a period terminating on the earliest of (a) 12 months after the date of termination, or (b) the Commencement Date of equivalent benefits from a new employer, all insured and self-insured employee benefit Plans in which the Executive was entitled to participate immediately prior to the date of termination; provided that (i) the Executive's continued participation is possible under the general terms and provisions of such Plans
(ii) the Executive continues to pay an amount equal to his regular contribution under such Plans prior to the Change in Control for such participation, and
(iii) it is acknowledged that the post termination Plans may be different from the Plans in effect on the date of termination. In the event that the Executive's participation in any such Plan is barred, the Cooperative, at its sole cost and expense, shall arrange to have issued for the benefit of the Executive and his dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those which the Executive otherwise would have been entitled to receive under such Plans pursuant to this Section or, if such insurance is not available at a reasonable cost to the Cooperative, the Cooperative shall otherwise provide the Executive and his dependents with equivalent benefits (on an after-tax basis). The Executive shall not be required to pay any premiums or other charges in an amount greater than that which the Executive would have paid in order to participate in such Plans. The Cooperative's obligation to provide the Executive with these benefits shall be reduced to the extent these benefits are provided to the Executive from a subsequent employer.

         (d) Except as specifically provided in paragraph (c) above, the amount of any payment provided for in this Section shall not be reduced, offset or subject to recovery by the Cooperative by reason of any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

6.       Successors; Binding Agreement.
         -----------------------------

         (a) The Cooperative will seek, by written request at least five business days prior to the time any corporation, person, other entity, or group becomes a Successor (as

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hereinafter defined), to have such corporation, person, other entity, or group, by agreement in form and substance satisfactory to the Executive, assent to the fulfillment of the Cooperative's obligations under this Agreement. Failure of such corporation, person, other entity, or group to furnish such assent by the later of three business days prior to the time such corporation, person, other entity, or group becomes a Successor or ten business days after such corporation, person, other entity, or group receives a written request to so assent may at the election of the Executive, constitute Good Reason for termination by the Executive of his employment if a Change in Control of the Cooperative occurs or has occurred. For purposes of this Agreement, "Successor" shall mean any corporation, person, other entity, or group that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Cooperative's business directly, by merger or consolidation, or indirectly, by control of the Cooperative's Members or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if no such designee exists, to his estate.

7.       Fees and Expenses; Mitigation.
         -----------------------------

         (a) The Cooperative shall reimburse the Executive, on a current basis, for all reasonable legal fees and related expenses which he shall incur in connection with the Agreement following a Change in Control of the Cooperative, including without limitation, all such fees and expenses, if any, incurred (i) in contesting or disputing any termination of the Executive's employment or (ii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not the Executive's claim is upheld by a court of competent jurisdiction; provided, however, the Executive shall be required to repay any such amounts to the Cooperative to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by the Executive was frivolous or advanced by him in bad faith.

         (b) The Executive shall not be required to mitigate the amount of any payment the Cooperative becomes obligated to make to the Executive in connection with this Agreement, by seeking other employment or otherwise.

8.       Taxes.
         -----

         All payments to be made to the Executive under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

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9.       Notice.
         ------

         Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid (in which case notice shall be deemed to have been given on the third day after mailing), or by overnight delivery by a reliable overnight courier service (in which case notice shall be deemed to have been given on the day after delivery to such courier service) to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, to the attention of the President and Chief Executive Officer.

10.      Miscellaneous.
         -------------

         No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by the Executive and a duly authorized person who is the Chairman of the Board or President of the Cooperative. No waiver by either party at any time of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

11.      Governing Law.
         -------------

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to the choice of law provisions of any jurisdiction.

12.      Validity.
         --------

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.      Cooperative's Warranties.
         ------------------------

         The Cooperative warrants and covenants that in order to induce the Executive to remain in the employ of the Cooperative and in consideration of the Executive's warranties as set forth below, the Cooperative agrees, under the terms and conditions set forth in this Agreement, to pay the Employee the Compensation Upon Termination described herein and such other benefits payable to the Executive under any other compensation and benefits plan in place during the term of this Agreement.

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14.      Executive's Warranties.
         ----------------------

         The Executive warrants and covenants that in the event a Change of Control occurs during the term of this Agreement, he will remain in the employ of the Cooperative until the earlier of the following: (i) one (1) year from the date upon which the Cooperative becomes aware of such Change of Control; (ii) the date of a Change of Control; (iii) the date of termination by the Executive of the Executive's employment for Good Reason, or by reason of death, Disability, or retirement, or (iv) the termination by the Cooperative of the Executive's employment for any reason. The Executive further agrees that subsequent to his period of employment with the Cooperative, the Executive will not at any time communicate or disclose to any unauthorized person, without the written consent of the Cooperative, any proprietary processes of the Cooperative or other confidential information concerning its business, affairs, products, suppliers, or customers, which, if disclosed would have a material adverse effect upon the business or operations of the Cooperative taken as a whole, it being understood, however, that the obligations under this Section shall not apply to the extent that the aforesaid matters (a) are disclosed in circumstances where the Executive legally is required to do so or (b) become generally known to, and available for use by, the public otherwise than by the Executive's wrongful act or omission.

15.      Non-Compete.
         -----------

         During a period of two years following the date of termination of Executive's employment with the Cooperative other than for Cause or Disability and which termination occurs prior to a Change in Control, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, compete in Delaware, Maryland or Virginia during the period in which this covenant of non-competition is in effect with the Cooperative's or its Members' (including subsidiaries, affiliates or assignees) business of marketing and providing energy and energy related services or any other business conducted by the Cooperative or its Members during the period of the Executive's employment hereunder.

16.      Legal Counsel.
         --------------

         This Agreement has been prepared by LeClair Ryan, A Professional Corporation, as counsel to the Cooperative, after full disclosure of its representation of the Cooperative and with the consent of the Executive. The Executive has reviewed the contents of this Agreement and fully understands its terms. The Executive acknowledges that he is fully aware of his right to the advice of counsel independent from that of the Cooperative, that LeClair Ryan, A Professional Corporation, has advised him of such right and disclosed to him the risks in not seeking such independent advice, and that he understands the potentially adverse interests of the parties with respect to this Agreement. The Executive further acknowledges that no representations have been made with respect to the income or estate tax or other consequences of this Agreement to him and that he has been advised of the importance of seeking independent advice of counsel with respect to such consequences.

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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Cooperative, by its duly authorized officer, and by the Executive, as of the date first above written.

                                    OLD DOMINION ELECTRIC
COOPERATIVE


                                    By:  /s/ J. E. Reasor
                                        --------------------------------------

                                    Title: President & CEO
                                          ------------------------------------

                                    Date:  1/19/2000
                                          ------------------------------------


                                           /s/  K.N. Kappatos
                                          ------------------------------------
                                                       K. N. Kappatos
                                    Date:  1/10/2000
                                          ------------------------------------
                                 Address:  115 Bridgetender Dr.
                                          ------------------------------------
                                           Richmond, VA 23233
                                          ------------------------------------

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